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                                                                   EXHIBIT 10.28

                    COMMERCIAL SUB-LEASE AGREEMENT THIS LEASE

      THIS LEASE is made between the Landlord and the Tenant identified in the Basic Lease Provisions below, and constitutes a lease between the parties of the "Leased Premises" as identified in the Basic Lease Provisions below, on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth.

                              W I T N E S S E T H:

      A.    Basic Lease Provisions.

            The following are certain lease provisions which are part of, and, in certain instances, referred to, in subsequent provisions of this lease:

            (1) Date of Lease: April 1,2004

            (2) Landlord's Name and Address: Sherri J Kenner, PO Box 3232, Champaign, IL 61826

            (3) Tenant's Name and Address: XRG Logistics, Inc. 5301 Cypress St. Suite Ill, Tampa, FL 33607

            (4) Premises: 3702 Kearns Drive, Champaign, Illinois 61822

            (5) Commencement Date: April 1,2004.

            (6) Expiration Date: March 31, 2006.

            (7) Fixed Minimum Annual Rental: $36,000, payable monthly at $3000 per month.

            (8) Permitted Use: For the operations of the operations of XRG Logistic, Inc, a truck company including but not limited to the truck yard, trailer storage yard, administrative facilities. Administrative facilities shall include, but not limited to, all existing furniture, computers and networking devices, copiers, fax machines, and telephone equipment.

            (9) State: Illinois

      B.    Grant and Term.

            (1) Premises. Landlord is the owner of certain premises, including all buildings and permanent improvements thereon, hereinafter referred to as the "Premises." Landlord, in consideration of the rent to be paid and the covenants to be performed by Tenant, does hereby demise and lease unto Tenant, and Tenant hereby rents from Landlord, the Premises.

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            (2) Commencement and Ending Day of Term. The original term of (the
"Original Term") this Lease shall commence on the Commencement Date set forth in the Basic Lease Provisions. The term shall end on the Expiration Date set forth in Basic Lease Provisions, unless sooner terminated or extended as provided below.

      C.    Rent.

            (1) Minimum Rent. The fixed minimum annual rental (the "Minimum Rental") during the term of this Lease shall be the respective sums set forth in the Basic Lease Provisions, which sums shall be payable by Tenant in equal consecutive monthly installments on or before the fist day of each month, in advance, at the office of Landlord, or such other place as Landlord may designate, without any prior demand therefore and without any deductions or set-off whatsoever. Should the Commencement Date or the date upon which this Lease terminates be a date other tl1an the first day of the calendar month, then the Minimum Rental for any month in which either date falls shall be prorated upon a daily basis based upon a thirty (30) day calendar month.

            (2) Tenant's Tax Obligation. Tenant agrees to pay to Landlord, or on behalf of Landlord direct to the appropriate taxing authority, all taxes and assessments which have been or may be levied, assessed, or payable to any lawful authority, for each calendar year during the term hereof, against the land, buildings, and improvements presently and/or at any time during the term of this Lease comprising the Premises and the rentals payable by tenants in the Premises to Landlord (hereinafter referred to as the "Taxes"). Taxes shall be deemed levied or assessed with respect to the calendar year in which such taxes initially constitute a lien against the Premises. However, the taxes described in this next sentence shall be accrued ratably during this calendar year. Any costs, expenses, and attorneys' fees incurred by Landlord for reduction in the assessed valuation of the Premises and any protest or contest of real estate taxes and/or assessments shall be included within the term "Taxes." Notwithstanding anything herein contained to the contrary, Tenant shall not have the right to contest the Taxes in any manner whatsoever.

      D.    Delivery of Possession.

            The Premises shall be deemed as ready for possession upon the commencement of the lease. It is agreed that by occupying the Premises as a tenant, Tenant formally accepts the same, in such AS IS condition, and acknowledges that the Premises are in the condition called for hereunder. Landlord hereby reserves the right at any time, and from time to time, to make additions to the Premises, to sell part of the Premises, and to purchase (sell) any land adjacent to the Premises and add (subtract) such land to the Premises, however any change in ownership shall not nullify the lease.

      E.    Conduct of Business by Tenant.

            (1) Use of Premises. Tenant shall use and occupy the Premises during the continuance of this Lease solely for the Permitted Use set forth in the Basic

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Lease Provisions, and for no other purpose or purposes without the prior written consent of Landlord. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the Premises or if a failure to procure such a license or permit might or would, in any way, affect Landlord or the Premises, then Tenant, at Tenant's expense, shall procure and maintain such license or permit. Tenant shall promptly comply with all laws and ordinances and lawful orders and regulations affecting the Premises and the cleanliness, safety, occupancy, and use of same. Tenant agrees that it will conduct its business in the Premises in a lawful manner and in good faith. Tenant shall not permit noise or odors in the Premises and upon Notice from Landlord, Tenant shall immediately cease and desist from causing such noise or odor, and failing of which Landlord may deem the same a material breach of the Lease. Tenant shall not cause or permit the use, generation, storage, or disposal in, on, or about the Leased Premises or the Premises of any substances, materials, or wastes subject to regulation under any Federal, state, or local laws from time to time in effect concerning hazardous, toxic, or radioactive materials, unless Tenant shall have received Landlord's prior consent.

            (2) Care of Premises. Tenant shall keep the Premises (including the service areas adjacent to the Premises, windows, and signs) orderly, neat, safe, and clean and free from rubbish and dirt at all times and shall store all garbage within the Premises and arrange for the regular pick up of such garbage at Tenant's expense.

      F.    Alterations; Tenant Alterations.

            Tenant shall not make or cause to be made any alterations, additions, or improvements to the Leased Premises, or install or cause to be installed any exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, shades, canopies, or awnings or make any changes to the store front, mechanical, electrical, or sprinkler systems without the prior approval of Landlord, unless such alterations, additions, or improvements increase the value of the Premises and comply with all applicable contracts, laws, and regulations. Tenant shall in any event be responsible for repairing any damage caused to the Premises by virtue of any unauthorized alteration, addition, or improvement installed by or on behalf of Tenant. All alterations, decorations, additions, and improvements made by Tenant shall be deemed to have attached to the leasehold and to have become the property of Landlord upon such attachment, and upon expiration of this Lease, Tenant shall not remove any of such alterations, decorations, additions, and improvements, except trade fixtures installed by Tenant may be removed if all rents due herein are paid in full and Tenant is not otherwise in default hereunder. Notwithstanding the preceding Section, Landlord may designate by Notice to Tenant those alterations and additions which shall be removed by Tenant at the expiration or termination of this Lease and Tenant shall promptly remove the same and repair any damage to the Leased Premises caused by such removal.

      G.    Signs.

            Tenant agrees not to use any advertising media that shall be deemed objectionable to Landlord, such as loudspeakers, phonographs, or radio broadcasts in a manner to be heard outside the Premises. All signage shall be professionally prepared.

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Tenant further agrees to maintain any such sign, awning, canopy, decoration, lettering, advertising matter, or other thing, as may be approved, in good condition and repair at all times.

      H.    Maintenance of Leased Premises.

            Landlord shall not be called upon to make any repairs. Landlord shall not be called upon to make any other improvements or repairs of any kind upon Premises and appurtenances, except as may be required under the Sections "Destruction of Premises" or "Eminent Domain." Tenant shall keep and maintain in good order, condition, and repair (including replacement of parts and equipment if necessary, and including the foundation, exterior walls, and roof of the building, if same are owned by Landlord) the Premises and every part thereof and any and all appurtenances thereto wherever located, including, but without limitation, the exterior and interior portion of all doors, door checks, windows, plate glass, store front, all plumbing and sewage facilities within the Premises, including free flow up to the main sewer line, grease traps, hair traps, fixtures, heating and air conditioning and electrical systems (whether or not located in the Premises), sprinkler system, walls, floors, and ceilings, and all other work performed by Tenant. Tenant shall keep and maintain the Premises in a clean, sanitary, and safe condition in accordance with the laws of the State and in accordance with all directions, rules, and regulations of the health officer, fire marshal, building inspector, or other proper officials of the governmental agencies having jurisdiction at the sole cost and expense of Ten ant, and Tenant shall comply with all requirements of law, ordinance, and otherwise, affecting the Premises. If Tenant refuses or neglects to commence and/or complete the repairs required by the provisions of this Section promptly and adequately, Landlord may, but shall not be required to do so, make and complete said repairs, and Tenant shall pay the cost thereof to Landlord upon demand, as additional rental. At the time of the expiration of the tenancy created herein, Tenant shall surrender the Premises, including all systems covering tile same in good condition, reasonable wear and tear, loss by fire or other unavoidable casualty, excepted. Tenant shall keep tile Premises and all other parts of the Premises free from any and all liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant, and agrees to bond against or discharge any mechanic's or materialmen's lien within Ten (10) days. Tenant shall reimburse Landlord for any and all costs and expenses which may be incurred by Landlord by reason of the filing of any such liens and/or the removal of same, such reimbursement to be made within Ten (10) days after receipt by Tenant from Landlord of a statement setting forth the amount of such costs and expenses. The failure of Tenant to pay any such amount to Landlord within said Ten (10) day period shall carry with it the same consequences as failure to pay any installment of rental. Tenant, at its own expense, shall install and maintain fire extinguishers and other fire protection devices as may be required from time to time by any agency having jurisdiction thereof and tile insurance underwriters insuring the building in which tile Leased Premises are located. Tenant further agrees to comply with any and all requirements of the insurance underwriters insuring tile Leased Premises.

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      I.    Insurance.

            Tenant shall, from the date Tenant takes possession of the Leased Premises until the end of the term hereof, obtain and maintain policies of broad form comprehensive or commercial general liability insurance, including products and completed operations insurance, providing coverage for the operation of its business, including coverage for the Leased Premises, with policy limits of not less than $1,000,000 per occurrence and $1,000,000 aggregate, exclusive of defense costs, unless Landlord agrees to a lesser amount. All policies maintained pursuant to this subparagraph shall name Landlord (and the principal owners, shareholders, officers, and partners of Landlord as Landlord shall give Tenant Notice) as an additional named insured. In the event any policy or policies of insurance which Tenant is required to maintain pursuant to this Section shall be written on a "claims made" insurance form, each such policy shall have a "retroactive date" that is not later than the Commencement Date of this Lease. Furthermore, if any such policy is written on a claims made basis, Tenant's obligation to provide insurance pursuant hereto shall be extended for an additional period equal to the statute of limitations for bringing such claims in the State on the last day of the term of this Lease plus one year. Tenant shall, during the entire term hereof, insure the real property located within the Premises, including the Premises and all appurtenances thereto against those risks of loss insured against by so-called "all risk" property insurance for the full replacement value thereof (with reasonable deductibles), such insurance coverage to include the improvements provided by Landlord and Tenant. Tenant shall pay to Landlord, or the insurance carrier directly, within Fifteen (15) days after the receipt of a statement therefore, the cost of the premiums for all such insurance. Tenant shall carry, at its expense, insurance insuring all of Tenant's property located at the Premises, including, without limitation, Tenant's merchandise, trade fixtures, furnishings, operating equipment and personal property, such as signs, wall coverings, carpeting and drapes located on or within the Premises, and any other asset or item associated with Tenant's business in an amount equal to the actual replacement cost thereof and to furnish Landlord with a certificate evidencing such coverage. All policies obtained by Tenant shall be endorsed to provide that they shall neither be canceled for any reason, nor changed in any material way adverse to Landlord, except on Thirty (30) days prior Notice to Landlord.

      J.    Covenant To Hold Harmless.

            Tenant shall indemnify and defend Landlord and each of the partners, shareholders, principals, and beneficiaries (as the case may be) of Landlord and save it and them harmless from and against any and all claims, actions, damages, liabilities, and expenses of any kind or nature resulting in loss of life; personal, bodily, or advertising injury; and/or damage to property arising from or out of any occurrence in, upon, or at the Premises, regardless of who asserts such claim. In case Landlord shall be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses, and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation.

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      K.    Waiver of Subrogation.

            Landlord and Tenant hereby release each other and their respective agents and employees from any and all liability to each other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by or resulting From risks insured against (or which would have been insured against had that party carried all insurance required by this Section) under any insurance policy covering loss or damage to the Premises or any part thereof

      L.    Subordination.

            This Lease and Tenant's rights under this Lease are subject and subordinate to any ground or underlying lease, mortgage, indenture, deed of trust, or other lien encumbrance, together with any renewals, extensions, modifications, consolidations, and replacements of such lien encumbrance, now or after the Lease date, affecting or placed, charged, or enforced against the land or all or any portion of the shopping center or any interest of landlord in them or Landlord's interest in this Lease and the leasehold estate created by this Lease. This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Tenant shall execute, acknowledge, and deliver to Landlord, at any time and From time to time, upon demand by landlord, such documents as may be requested by Landlord, any ground or underlying lessor, or any mortgagee, to confirm or effect any such subordination. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within Twenty (20) days after written demand, Landlord, its successors, and assigns will be entitled to execute, acknowledge, and deliver any and all such documents for and on behalf of Tenant as Attorney-in-Fact for tenant. Tenant by this Section constitutes and irrevocably appoints Landlord, its successors, and assigns as tenant's Attorney-in-Fact to execute, acknowledge, and deliver any and all documents described in this Section for and on behalf of Tenant, as provided in this Section.

      M.    Assignment and Subletting.

            Tenant agrees not to assign or in any manner transfer this Lease or any estate or interest therein without the prior consent of Landlord, and not to sublet the Leased Premises or any part or parts thereof or allow anyone to come in with, through, or under it without like consent. Consent by Landlord shall not be unreasonably withheld.

      N.    Waste and Nuisance.

            Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the Leased Premises may be located, or in the Premises. Tenant shall not use or permit to be used any medium that might constitute a nuisance, such as loudspeakers, sound amplifiers, phonographs, radios, televisions, or any other sound- producing device which will carry sound outside the Leased Premises.

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      O.    Destruction of Leased Premises.

            In the event the Premises shall be partially or totally destroyed as the result of a peril insured against by the insurance policies carried by Landlord and such damage renders the Premises partially or totally untenantable, Landlord shall repair the Premises to the lesser of (i) with respect to the Premises, the condition of the Premises inclusive of Landlord improvements, but exclusive of Tenant improvements, as of lease commencement adjusted for ordinary wear and tear; or (ii) the extent of the insurance proceeds actually received by Landlord allocable to the Premises plus insurance proceeds received by Tenant for the risks set forth herein, which Tenant shall promptly pay over to Landlord to the extent of the costs incurred by Landlord in such repairs and reconstruction in excess of the insurance proceeds, if any, received directly by Landlord. Tenant's insurance carriers shall have not recourse against the Landlord for reimbursement. The Fixed Minimum Rental and other charges shall be abated in proportion to the amount of the Leased Premises rendered untenantable until so repaired. If: (i) more than Twenty percent (20%) of the floor area of the building in which the Leased Premises are located shall be damaged or destroyed by fire or other insured casualty; or (ii) if there is less than Three
(3) years of the term of this Lease remaining; (iii) or if in Landlord's opinion the Premises is so extensively or substantially damaged so that reconstruction is impracticable; then Landlord may either elect that the Premises may be repaired or rebuilt or, at its sole option, terminate this Lease by giving Notice to Tenant of its election to so terminate, such Notice to be given within Ninety (90) days after the occurrence of such damage or destruction, and Tenant's obligations to pay rent shall cease as of such date. If Landlord is required or elects to repair or rebuild the Leased Premises as herein provided, Tenant shall repair or replace its merchandise, trade fixtures, furnishings, and equipment in a manner and to at least a condition equal to that prior to its damage or destruction. Tenant shall diligently undertake such repair or replacement in cooperation with Landlord and shall complete such replacement or repair no later than Thirty (30) days after Landlord notifies Tenant that the Premises are ready for occupancy and all rent and other charges shall resume in full as of such date. Landlord and Tenant shall agree upon an equitable reduction in Rent in the event this Lease is not terminated and the Premises or the Leased Premises are damaged or destroyed to such an extent that it materially and adversely affects Tenant's business. Such abatement shall in no event exceed the proportion of the square footage of the Premises which is not tenantable.

      P.    Eminent Domain.

            If the whole of the Premises hereby leased shall be taken by any public authority under the power of eminent domain, or by deed in lieu thereof, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and the Rent and other charges due hereunder, shall be paid up to that day with a proportionate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking. If less than the whole of the Premises shall be taken under eminent domain, Landlord shall have the right either to terminate this Lease and declare same void, or require Tenant to continue in the possession of the remainder of the Premises if such can reasonably be accomplished. Landlord shall notify Tenant in writing within Twenty (20) days after such taking of Landlord's intention.

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If the Tenant is to remain in possession, all of the terms herein provided shall continue in effect, except that the Fixed Minimum Annual Rental shall be reduced in proportion to the amount of the Premises, if any, taken. If this Lease continues, Landlord shall, at its expense, make all necessary repairs or alterations to the basic building, as such existed at the Commencement Date, subject to ordinary wear and tear since said date, so as to constitute the remaining Leased Premises a complete architectural unit. However, in no event shall Landlord bear the cost of Tenant's merchandise, trade fixtures, furnishings, or operating equipment and personal property, such as signs, wall coverings, carpeting, and drapes. All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the Leased Premises, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Premises. The Tenant may pursue its own claims for damages with the appropriate government authority so long as same does not interfere with, or in any manner diminish, the award of Landlord.

      Q.    Default of the Tenant.

            (1) Definition of Event of Default. Each of the following shall be deemed an event of default: (i) Tenant's failure to make payment of rent or other charges as provided in this Lease; (ii) Tenant's failure to perform any of the covenants, terms, conditions, or provisions of this Lease; (iii) If a petition is filed by or against Tenant for relief under the bankruptcy laws, or Tenant shall make an assignment for the benefit of creditors, or if a receiver of any property of the Tenant be appointed in any action, suit, or proceeding by or-against Tenant, or if Tenant shall admit that it is insolvent, or it is generally not paying its debts as such debts become due, or if the interest of Tenant in the premises shall be sold under execution or other legal process, or if Tenant shall abandon the premises; (iv) Tenant vacates or abandons the premises; (v) This Lease or the Premises or any part of the Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment at the instance of any creditor or claimant against Tenant, and the attachment is not discharged or disposed of within Fifteen (15) days after its levy; (vi) Tenant is dissolved; (vii) Tenant fails to take possession of the Premises on the Commencement Date as required hereunder. Notwithstanding anything herein to the contrary, Tenant shall not be entitled to more than One (1) notice for monetary defaults during any Twelve
(12) month period, and if after such notice any rent is not paid when due, an event of default will be considered to have occurred without further notice. Upon the occurrence of an event of default, Landlord shall have the right to terminate the Lease and shall be entitled to possession of the Premises. Landlord may make its election to terminate known to Tenant by delivery of a notice of termination. Such termination shall be immediately effective and Landlord shall be entitled to forthwith commence an action in summary proceedings to recover possession of the Premises, but such termination shall not terminate Tenant's liabilities hereunder. Tenant waives all notice in connection with such termination, including by way of illustration, but not limitation, notice of intent to terminate, demand for possession or payment, and notice of re-entry. No receipt of money by the Landlord From the Tenant after the termination of this Lease shall reinstate, continue, or extend the term, nor affect or waive any notice given by the Landlord to the Tenant prior to such receipt of money.

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            (2) Recovery of Damages Following Termination. Should Landlord at
any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover From Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorneys' fees, and damages equal to lost rent, all of which amounts shall be immediately due and payable From Tenant to Landlord. Additionally, if Landlord has incurred any costs or expenditures to fit the premises to the needs of Tenant, Tenant agrees to reimburse Landlord such costs and expenditures, including for purposes of illustration but not by way of limitation, expenditures for interior partitions, floor coverings, special paint, plaster, or any counter, cabinet, shelving, paneling, or other special work done at the request of Ten ant and not previously paid for by Tenant.

            (3) Right to Re-Enter. In the event of default is for the nonpayment of rent, Landlord may, as an alternative to terminating the Lease, serve a Notice for possession or payment. Unless the rent, additional rent, and any other amounts due under this Lease are paid in accordance with the demand for possession or payment, Landlord shall be entitled to possession of the Premises and Tenant shall have no further right to possession under the Lease, but Tenant shall not be relieved of any of its liability hereunder. Tenant shall remain liable to Landlord for the payment of all rent and other charges which Tenant has agreed to pay under this Lease throughout the remainder of its term. Should Landlord elect to re-enter, as herein provided, it may From time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Notwithstanding anything herein to the contrary, Landlord may, without demand or notice, reenter and take possession of the premises or any part of the premises, repossess the same, expel tenant and those claiming through or under tenant, and remove the effects of both or either, using such force for such purposes as may be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of amounts payable under this Lease or as a result of any preceding breach of covenants or conditions.

            (4) Other Remedies. The Landlord's rights, remedies, and benefits provided by this Lease shall be cumulative, and shall not be exclusive of any other rights, remedies and benefits allowed by law.

            (5) Estoppel. The parties agree that they shall rely solely upon the terms of this Lease to govern their relationship. They further agree that reliance upon any representation, act, or omission outside the terms of this Lease shall be deemed unreasonable, and shall not establish any rights or obligations on the part of either party.

            (6) Independent Covenant. Notwithstanding anything to the contrary, Tenant acknowledges and agrees that its obligation to pay rent under this Lease is an independent covenant, and that such obligation to pay rent is not subject to set-off or

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recoupment in connection with any action for summary proceedings to recover possession of the Leased Premises.

      R.    Bankruptcy or Insolvency.

            In the event that a trustee is appointed for Tenant or by Tenant as Debtor-in-Possession, Tenant is liquidated or files a subsequent petition for reorganization or adjustment of debts under the Bankruptcy Code, Tenant be adjudicated a bankrupt, insolvent, or placed in receivership, or should any proceedings be instituted by or against the Tenant for bankruptcy, insolvency, receivership, agreement of composition, or assignment for the benefit of creditors, or if this Lease or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale or by operation of law, then, and in any of such events, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Five (5) days Notice of its election to so terminate to Tenant, or to any trustee, receiver, assignee, or other person in charge of or acting as custodian of the assets or property of the Tenant. Upon the giving of such Notice, this Lease and the term hereof shall end on the date fixed in such Notice, or if no such date is fixed, Five (5) days following the proper dispatch of such Notice, and the Landlord shall have the right to remove all persons, goods, fixtures, and chattels from the Premises by force or otherwise, without liability for damages, and all the other rights permitted under this Lease in the event of a default.

      S.    Access By Landlord.

            Landlord or Landlord's agent shall have the right to enter the Premises at all reasonable times to examine same, and to show them to prospective purchasers or mortgagees, and to make such repairs, alterations, improvements, or additions as Landlord may deem necessary or desirable.

      T.    Successors.

            All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants, and agreements herein. No rights, however, shall inure to the benefit of any assignee of Ten ant unless tile assignment to such assignee has been approved by Landlord in writing as required hereunder.

      U.    Quiet Enjoyment.

            Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms, and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term of this Lease.

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      V.    Miscellaneous.

            (1) Waiver. One or more waivers of any covenant, term, condition, or provision of the Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term, condition, or provision, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed a waiver of Landlord's consent or approval to or of any subsequent similar act by Tenant. No breach of a covenant, term, condition, or provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver (i) is in writing signed by Landlord, (ii) identifies the breach, and (iii) expressly states that it is a waiver of the identified breach.

      W.    Entire Agreement.

            This Lease and the Exhibit attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions, and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions, or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party to be charged.

            (1) No Partnership. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto.

            (2) Construction. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

            (3) Notice. Any notice, demand, request, consent, approval, or other instrument which may be or is required to be given under this Lease shall be sent by overnight courier or United States certified mail return receipt requested, postage prepaid, or via facsimile, and shall be addressed (a) if to Landlord, to the addresses set forth in the Basic Lease Provisions or at such other address as Landlord may designate by written notice, and (b) if to Tenant, at the address set forth in the Basic Lease Provisions, or at such other address as Tenant shall designate by written notice ("Notice").

            (4) Brokers' Commissions. Each of the parties represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, except as set forth in the Basic Lease Provisions, and each of the parties agrees to indemnify the other against, and hold it harmless From, all liabilities arising From any such claim including, without limitation, the cost of counsel fees in connection therewith.

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

            (5) Recording. Tenant shall not record this Lease without the consent of Landlord, which may be withheld for any reason whatsoever, in Landlord's absolute discretion.

            (6) Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of Alabama.

            (7) Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by law, and the remaining provisions of this Lease shall be interpreted so as to nearly as possible conform to the intent of the parties as indicated in this Lease.

      IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease as of the day and year first above written.

                                           LANDLORD:

                                           _____________________________________
                                           SHERRI J. KENNER

                                           Date:________________________________

WITNESSES:                                 TENANT:

                                           XRG LOGISTICS, INC.

___________________________                By: XRG, INC., its parent company

___________________________                    By:______________________________
                                                     NEIL TREITMAN,
                                                     Chief Operating Officer

                                               Date:____________________________

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